In my June 20 letter to the stockholders of American Realty Capital Properties, Inc. (“ARCP”), I focused on transitioning the helm of ARCP’s leadership to David Kay as he becomes CEO on October 1, 2014, as well as our ongoing efforts to enhance corporate governance. I also presented five key commitments to guide our actions for the remainder of 2014. Today, I am announcing the following actions designed to further enhance our corporate governance practices and facilitate execution of our pledge to build long-term value for you, our valued stockholders. 1. Mutual termination of our existing investment banking relationship with RCS Capital. In light of our decision not to engage in additional merger activity or equity raises during the remainder of 2014, we have negotiated a mutual release from our investment banking relationship with RCS Capital with no “tails” and at no cost to either side. This release will free RCS Capital and its management team to conduct and grow RCS Capital’s sector-leading investment advisory services with other parties. We appreciate RCS Capital’s dedication and service over the years as we have transformed our company, as well as their cooperation in this matter. 2. Improved corporate governance. Consistent with their long-standing dedication to our company and our stockholders, ARCP’s independent directors have undertaken to continue to improve our corporate governance by eliminating their presence on the boards of any non-traded real estate investment trusts (“REITs”) sponsored by American Realty Capital in order to enhance their focus on ARCP.* These actions demonstrate our commitment to corporate governance. »» Leslie Michelson, ARCP’s lead independent director, will resign from his position on the board of ARC Realty Finance Trust, Inc. He will remain on the board of NASDAQ-traded American Realty Capital Healthcare Trust, Inc. until completion of its previously announced merger with Ventas, Inc. (NYSE: VTR), expected to occur during the third or fourth quarter of 2014. »» Scott Bowman will remain as an independent director on our Board. He has agreed to resign from his positions on the boards of American Realty Capital Global Trust, Inc. (“ARC Global”) and New York Stock Exchange-traded New York REIT, Inc. (“NYRT”). »» William Stanley will remain as an independent director on our Board. He has agreed to resign from his position on the board of American Realty Capital – Retail Centers of America, Inc. (“ARC Retail”). Given the different investment strategy, he will remain as the lead independent director of New York Stock Exchange-traded NYRT. »» Hon. Edward Rendell will remain as an independent director on our Board. He has agreed to resign from his positions on the boards of ARC Retail and ARC Global. »» Brian Block, our CFO, will resign from the board of RCS Capital Corporation (NYSE: RCAP). 3. Governance and strategic leadership. As we execute on our commitment to greater clarity and transparency, we are providing enhanced governance and strategic leadership to ARCP by expanding our Board with two additional members. »» Bruce Frank has agreed to serve as an additional independent director of ARCP. Bruce’s reputation as a leader, and his experience in real estate, financial reporting, public company accounting practices and oversight, positions him to be a valueadded member of our Board. A former senior partner in the Real Estate Group of Ernst & Young LLP, Bruce brings more than 30 years of experience providing services to the real estate sector. He is a CPA and a member of the American Institute of Certified Public Accountants, the New York State Society of Public Accountants and the New Jersey State Society of Public Accountants. Bruce also serves as a member of the Advisory Board of the NYU Real Estate Institute, the Pension Real Estate Association, the National Council of Real Estate Investment Fiduciaries and the National Association of Real Estate Investment Trusts. He is also a member of the highly respected REIS Council. »» David Kay also will join our Board at the same time as he transitions into ARCP’s CEO role on October 1. These further improvements to our corporate governance and additions to our strategic leadership enhance our positioning to create long-term value for all stockholders. Regards, Nicholas S. Schorsch Chairman & CEO, American Realty Capital Properties, Inc. STOCKHOLDER MEMORANDUM :: Tuesday, July 8, 2014 NASDAQ: ARCP :: www.arcpreit.com Enhancing Corporate Governance From the Desk of the Chairman & CEO *All resignations will be conducted as soon as practicable, in accordance with applicable public company requirements and will provide the other boards sufficient time to find suitable replace